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                                                                   Exhibit 12.01

Oceaneering International, Inc.
Computation of Ratio of Earnings to Fixed Charges
(in thousands)

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

                                                                                              Nine-Month   Fiscal Year
                                                                Year Ended December 31,      Period Ended    Ended
                                                                ----------------------       December 31,   March 31,
                                                             2003         2002        2001        2000         2000
                                                             ----         ----        ----        ----         ----
Fixed Charges:
     (a)Interest expensed and capitalized                  $  7,811    $  8,610    $ 11,965    $  8,597    $  7,753
     (b)Amortized premiums, discounts and capital
           expenses related to indebtedness                     244         235         235         135         152
     (c)Estimate of interest within rental expense            2,875       2,227       1,844       1,523       1,970
     (d)Preference security dividend requirements
           of consolidated subsidiaries                          --          --          --          --          --
                                                           --------    --------    --------    --------    --------
                                                           $ 10,930    $ 11,072    $ 14,044    $ 10,255    $  9,875
                                                           ========    ========    ========    ========    ========

Earnings:
     Added Items:
        (a)Pretax income from continuing operations
           before minority interests and income/loss
            from equity investees                          $ 45,090    $ 57,474    $ 46,187    $ 13,807    $ 22,958
        (b)Fixed charges                                     10,930      11,072      14,044      10,255       9,875
        (c)Amortization of capitalized interest                 582         582         405         104          83
        (d)Distributed income of equity investees                --          --          --          --          --
        (e)Share of pretax losses of equity investees
           for which charges arising from guarantees are
           included in fixed charges                             --          --          --          --          --
                                                           --------    --------    --------    --------    --------
     Total added items                                       56,602      69,128      60,636      24,166      32,916
                                                           --------    --------    --------    --------    --------

     Subtracted Items:
        (a)Interest capitalized                                  --          --       2,037       2,968       1,817
        (b)Preference security dividend requirements
           of consolidated subsidiaries                          --          --          --          --          --
        (c)Minority interest in pretax income of
           subsidiaries that have not incurred
           fixed charges                                       (531)        (74)       (337)       (509)        848
                                                           --------    --------    --------    --------    --------
     Total subtracted items                                    (531)        (74)      1,700       2,459       2,665
                                                           --------    --------    --------    --------    --------

     Earnings as defined                                   $ 57,133    $ 69,202    $ 58,936    $ 21,707    $ 30,251
                                                           ========    ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                             5.23        6.25        4.20        2.12        3.06
                                                           ========    ========    ========    ========    ========
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